ANNALY CAPITAL MANAGEMENT, INC. REPORTS 4th QUARTER 2025 RESULTS
NEW YORK—January 28, 2026—Annaly Capital Management, Inc. (NYSE: NLY) ("Annaly" or the "Company") today announced its financial results for the quarter and year ended December 31, 2025.

Financial Highlights
•GAAP net income of $1.40 per average common share for the quarter; $2.92 for the full year 2025
•Earnings available for distribution ("EAD") of $0.74 per average common share for the quarter; $2.92 for the full year 2025
•Economic return of 8.6% for the fourth quarter and 20.2% for the full year 2025
•Book value per common share of $20.21
•GAAP leverage of 7.2x, up from 7.1x in the prior quarter; economic leverage of 5.6x, down from 5.7x in the prior quarter
•Common stock cash dividend of $0.70 per share for the fourth quarter

Business Highlights
Fourth Quarter 2025 Highlights
•Total portfolio of $104.7 billion, including $92.9 billion in highly liquid Agency portfolio(1)
•Annaly’s Agency portfolio increased by 6%, representing 62% of dedicated capital(2), with accretive capital raised during the quarter predominantly deployed in 5.0% coupon TBA and generic collateral securities, higher coupon specified pools and Agency CMBS
•Hedge portfolio was little changed in aggregate notional balances, while new assets were hedged using a combination of Treasury futures and interest rate swaps, which continue to offer a favorable carry profile
•Annaly’s Residential Credit portfolio increased 16% to $8.0 billion(1) driven by record correspondent channel activity in 2025
•Annaly's MSR portfolio increased 8% to $3.8 billion(1) in market value, representing 19% of dedicated capital(2)
•$9.4 billion of total assets available for financing(3), including cash and unencumbered Agency MBS of $6.1 billion
•Annaly Residential Credit Group closed eight securitizations totaling a record $4.6 billion during the fourth quarter
•Average GAAP cost of interest-bearing liabilities of 4.49%, down 24 basis points quarter-over-quarter, and average economic cost of interest-bearing liabilities of 3.95%, down 1 basis point quarter-over-quarter
•Weighted average days to maturity for repurchase agreements decreased to 35 days from 49 days in the prior quarter

Full-Year 2025 Highlights
Investment and Strategy
•Annaly’s Agency portfolio increased by 32% or $22 billion throughout 2025 with portfolio additions primarily invested into specified pools with significant call protection; weighted average coupon increased from 5.00% to 5.12%
•Annaly’s Residential Credit portfolio increased by 15% during the year driven by record correspondent channel activity with $23.1 billion in lock volume and $16.5 billion in loan fundings
•As the second largest purchaser of conventional MSR in 2025, Annaly's MSR portfolio increased 15% to $3.8 billion in market value; uniquely positioned with the lowest note rate portfolio among the top 20 Agency servicers and strong recapture and subservicing relationships with industry leaders(4)

Financing and Capital
•Maintained a prudent leverage and liquidity posture throughout the year with economic leverage ranging from 5.6x to 5.8x and total assets available for financing increasing $2.5 billion in 2025 to $9.4 billion, representing 58% of total stockholders' equity
•Annaly Residential Credit Group closed 29 securitizations totaling a record $15.2 billion during the year
–Annaly remained the largest non-bank issuer and the second largest issuer overall of Prime Jumbo and Expanded Credit MBS year-to-date(5)
•Since the beginning of 2025, Annaly’s Residential Credit and MSR businesses increased financing capacity by $1.2 billion and $600 million, respectively, through new and expanded credit facilities; total warehouse capacity across both businesses of $6.9 billion, including $2.7 billion of committed capacity
•Raised $2.9 billion of accretive capital throughout the year, including $2.6 billion(6) of common equity through the Company’s at-the-market sales program and $275 million(7) through the issuance of Annaly's 8.875% Series J fixed-rate cumulative redeemable preferred stock

"2025 was a solid year for Annaly as we delivered a 20% economic return and 40% total shareholder return underscoring the resilience and strength of our diversified housing finance model," remarked Chief Executive Officer & Co-Chief Investment Officer David Finkelstein. "Our portfolio grew by nearly 30% as we successfully deployed accretive capital raised across our three investment strategies, primarily into Agency MBS.
"Our Agency business benefited from meaningful spread tightening, supported by strong fund flows, improved fundamentals and a more favorable operating environment. Our Residential Credit platform generated record production from our whole loan correspondent channel and securitization platform, which continues to gain market share through the introduction of innovative structured transactions. Moreover, we were the second largest buyer of conventional MSR last year, growing our differentiated portfolio of low note rate, high credit-quality loans while expanding our network of subservicing and recapture partners. We enter 2026 well-positioned to continue this momentum given the constructive environment and believe our platform will continue to provide enhanced risk-adjusted returns."

(1) Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $32.1 billion, include TBA purchase contracts (market value) of $3.3 billion, include unsettled MSR commitments of $152 million, include $3.2 billion of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.9 billion. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close.
(2) Dedicated capital for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities.
(3) Comprised of $7.8 billion of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $1.5 billion of fair value of collateral pledged for future advances.
(4) Based on information aggregated from 2025 Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of December 31, 2025. Excludes transfer activity related to platform acquisitions.
(5) Issuer ranking data from Inside Nonconforming Markets for 2024 to 2025 (January 16, 2026 issue). Used with permission.
(6) Net of sales agent commissions and other offering expenses.
(7) Represents gross proceeds before deducting the underwriting discount and other estimated offering expenses. Includes the underwriters’ exercise of their overallotment option to purchase additional shares of stock.

Financial Performance
The following table summarizes certain key performance indicators as of and for the quarters ended December 31, 2025, September 30, 2025 and December 31, 2024:

	December 31, 2025	September 30, 2025	December 31, 2024
Book value per common share	$20.21	$19.25	$19.15
GAAP net income per average common share (1)	$1.40	$1.21	$0.78
Annualized GAAP return on average equity (2)	26.14%	23.69%	15.00%
GAAP leverage at period-end (3)	7.2:1	7.1:1	7.1:1
Net interest margin (4)	1.18%	0.97%	0.75%
Average yield on interest earning assets (5)	5.42%	5.40%	5.36%
Average GAAP cost of interest bearing liabilities (6)	4.49%	4.73%	4.96%
Net interest spread	0.93%	0.67%	0.40%
Non-GAAP metrics *
Earnings available for distribution per average common share (1)	$0.74	$0.73	$0.72
Annualized EAD return on average equity	14.28%	14.70%	14.27%
Economic leverage at period-end (3)	5.6:1	5.7:1	5.5:1
Net interest margin (excluding PAA) (4)	1.69%	1.70%	1.71%
Average yield on interest earning assets (excluding PAA) (5)	5.44%	5.46%	5.26%
Average economic cost of interest bearing liabilities (6)	3.95%	3.96%	3.79%
Net interest spread (excluding PAA)	1.49%	1.50%	1.47%
* Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1) Net of dividends on preferred stock. The quarter ended December 31, 2025 excludes, and the quarter ended September 30, 2025 includes, cumulative and undeclared dividends of $3.7 million on the Company's 8.875% Series J Fixed-Rate Cumulative Redeemable Preferred Stock (the “Series J Preferred Stock”) as of September 30, 2025.
(2) Annualized GAAP return on average equity annualizes realized and unrealized gains and (losses) which may not be indicative of full year performance, unannualized GAAP return on average equity is 6.53%, 5.92%, and 3.75% for the quarters ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively.
(3) GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued, and U.S. Treasury securities sold, not yet purchased divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing, structured repurchase transactions (included within Debt issued by securitization vehicles) and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles (excluding structured repurchase transactions) and participations issued are non-recourse to us and are excluded from economic leverage.
(4) Net interest margin represents interest income less interest expense divided by average Interest Earning Assets. Net interest margin does not include net interest component of interest rate swaps. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and less economic interest expense divided by the sum of average Interest Earning Assets plus average outstanding TBA contract balances. PAA represents the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.
(5) Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(6) Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense, the net interest component of interest rate swaps, and net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statements of Comprehensive Income (Loss). Net interest on variation margin related to interest rate swaps is included in the Net interest component of interest rate swaps in the Company’s Consolidated Statements of Comprehensive Income (Loss).

Other Information
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities ("MBS") and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow its residential credit business; the Company's ability to grow its mortgage servicing rights business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and operational risks or risk management failures by us or critical third parties, including cybersecurity incidents. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.
Annaly is a leading diversified capital manager with investment strategies across mortgage finance. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.
We use our website (www.annaly.com) and LinkedIn account (www.linkedin.com/company/annaly-capital-management) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Annaly when you enroll your email address by visiting the "News & Insights" section of our website, then clicking on "Subscribe" and completing the email notification form. Our website, any alerts and social media channels are not incorporated by reference into, and are not a part of, this document.

The Company prepares an investor presentation and financial supplement for the benefit of its shareholders. Please refer to the investor presentation for definitions of both GAAP and non-GAAP measures used in this news release. Both the Fourth Quarter 2025 Investor Presentation and the Fourth Quarter 2025 Financial Supplement can be found at the Company’s website (www.annaly.com) in the "Investors" section under "Investor Presentations."

Conference Call
The Company will hold the fourth quarter 2025 earnings conference call on January 29, 2026 at 9:00 a.m. Eastern Time. Participants are encouraged to pre-register for the conference call to receive a unique PIN to gain immediate access to the call and bypass the live operator.  Pre-registration may be completed by accessing the pre-registration link found on the "Investors" section of the Company's website at www.annaly.com, or by using the following link: https://dpregister.com/sreg/10205561/10307df7934. Pre-registration may be completed at any time, including up to and after the call start time.

For participants who would like to join the call but have not pre-registered, access is available by dialing 844-735-3317 within the U.S., or 412-317-5703 internationally, and requesting the "Annaly Earnings Call."
There will also be an audio webcast of the call on www.annaly.com. A replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 2000321. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on News & Insights, then select Subscribe and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024 (1)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$2,037,838	$2,096,696	$2,058,845	$1,833,528	$1,488,027
Securities	91,287,630	85,062,725	73,500,626	70,361,364	69,756,447
Loans, net	5,020,784	4,008,299	3,722,272	3,860,555	3,546,902
Mortgage servicing rights	3,645,865	3,476,181	3,281,190	3,272,902	2,909,134
Interests in MSR	28,626	35,833	—	—	—
Assets transferred or pledged to securitization vehicles	32,067,433	29,512,309	27,021,790	24,464,281	21,973,188
Derivative assets	115,533	47,899	149,690	67,257	225,351
Reverse repurchase agreements	34,389	35,004	—	—	—
Receivable for unsettled trades	1,031	185,916	1,134,896	2,523	2,201,447
Principal and interest receivable	926,660	959,435	830,535	836,946	1,069,038
Intangible assets, net	6,726	7,398	8,071	8,743	9,416
Other assets	437,323	433,877	433,977	407,247	377,434
Total assets	$135,609,838	$125,861,572	$112,141,892	$105,115,346	$103,556,384
Liabilities and stockholders’ equity
Liabilities
Repurchase agreements	$81,865,723	$75,118,963	$66,541,378	$61,659,460	$65,688,923
Other secured financing	1,075,000	1,025,000	1,025,000	900,000	750,000
Debt issued by securitization vehicles	28,918,753	26,601,790	24,107,249	21,802,193	19,540,678
Participations issued	1,932,655	1,831,657	1,556,900	1,748,273	1,154,816
U.S. Treasury securities sold, not yet purchased	2,396,724	2,442,570	2,528,167	2,519,125	2,470,629
Derivative liabilities	53,755	199,100	425,993	181,065	59,586
Payable for unsettled trades	2,059,386	2,604,278	1,538,526	2,304,774	308,282
Interest payable	380,688	285,080	256,245	285,858	268,317
Dividends payable	494,881	476,737	449,453	421,637	375,932
Other liabilities	272,362	279,818	238,618	208,453	242,269
Total liabilities	119,449,927	110,864,993	98,667,529	92,030,838	90,859,432
Stockholders’ equity
Preferred stock, par value $0.01 per share (2)	1,802,480	1,802,480	1,536,569	1,536,569	1,536,569
Common stock, par value $0.01 per share (3)	7,070	6,811	6,421	6,023	5,784
Additional paid-in capital	27,927,113	27,352,976	26,520,657	25,749,468	25,257,716
Accumulated other comprehensive income (loss)	(488,566)	(624,387)	(740,046)	(787,402)	(1,017,682)
Accumulated deficit	(13,157,325)	(13,626,983)	(13,942,302)	(13,509,942)	(13,173,146)
Total stockholders’ equity	16,090,772	14,910,897	13,381,299	12,994,716	12,609,241
Noncontrolling interests	69,139	85,682	93,064	89,792	87,711
Total equity	16,159,911	14,996,579	13,474,363	13,084,508	12,696,952
Total liabilities and equity	$135,609,838	$125,861,572	$112,141,892	$105,115,346	$103,556,384

(1) Derived from the audited consolidated financial statements at December 31, 2024.
(2) 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 28,800,000 shares authorized, issued and outstanding. 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 17,000,000 shares authorized, issued and outstanding. 6.75% Series I Preferred Stock - Includes 17,700,000 shares authorized, issued and outstanding, and beginning with the quarter ended September 30, 2025, 8.875% Series J Fixed-Rate Cumulative Redeemable Preferred Stock - Includes 11,500,000 shares authorized, and 11,000,000 issued and outstanding.
(3) Includes 1,456,750,000 shares authorized. Includes 706,972,452 shares issued and outstanding at December 31, 2025; 681,052,317 shares issued and outstanding at September 30, 2025; 642,076,127 shares issued and outstanding at June 30, 2025; 602,338,286 shares issued and outstanding at March 31, 2025; and 578,357,118 shares issued and outstanding at December 31, 2024.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data) (Unaudited)
	For the quarters ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net interest income
Interest income	$1,690,707	$1,532,497	$1,418,893	$1,317,108	$1,338,880
Interest expense	1,324,128	1,256,747	1,145,693	1,097,137	1,151,592
Net interest income	366,579	275,750	273,200	219,971	187,288
Net servicing income
Servicing and related income	156,131	141,356	141,670	140,435	127,224
Servicing and related expense	16,485	15,104	14,571	14,113	11,648
Net servicing income	139,646	126,252	127,099	126,322	115,576
Other income (loss)
Net gains (losses) on investments and other	289,428	561,927	83,503	810,812	(2,010,426)
Net gains (losses) on derivatives	251,799	(92,308)	(388,785)	(977,867)	2,215,680
Other, net	13,952	13,959	15,812	7,398	19,339
Total other income (loss)	555,179	483,578	(289,470)	(159,657)	224,593
General and administrative expenses
Compensation expense	39,279	38,393	36,583	37,297	33,955
Other general and administrative expenses	11,928	11,947	13,435	10,767	10,019
Total general and administrative expenses	51,207	50,340	50,018	48,064	43,974
Income (loss) before income taxes	1,010,197	835,240	60,811	138,572	483,483
Income taxes	(7,754)	(7,823)	440	8,267	10,407
Net income (loss)	1,017,951	843,063	60,371	130,305	473,076
Net income (loss) attributable to noncontrolling interests	4,457	10,618	3,272	6,081	(8,976)
Net income (loss) attributable to Annaly	1,013,494	832,445	57,099	124,224	482,052
Dividends on preferred stock (1)	42,387	41,127	37,260	37,157	38,704
Net income (loss) available (related) to common stockholders	$971,107	$791,318	$19,839	$87,067	$443,348
Net income (loss) per share available (related) to common stockholders
Basic	$1.40	$1.21	$0.03	$0.15	$0.78
Diluted	$1.40	$1.20	$0.03	$0.15	$0.78
Weighted average number of common shares outstanding
Basic	693,011,031	656,335,974	620,208,712	587,149,704	569,201,592
Diluted	695,034,348	657,856,427	621,103,218	588,420,998	570,651,985
Other comprehensive income (loss)
Net income (loss)	$1,017,951	$843,063	$60,371	$130,305	$473,076
Unrealized gains (losses) on available-for-sale securities	74,992	113,281	33,559	164,877	(337,121)
Reclassification adjustment for net (gains) losses included in net income (loss)	60,829	2,378	13,797	65,403	31,642
Other comprehensive income (loss)	135,821	115,659	47,356	230,280	(305,479)
Comprehensive income (loss)	1,153,772	958,722	107,727	360,585	167,597
Comprehensive income (loss) attributable to noncontrolling interests	4,457	10,618	3,272	6,081	(8,976)
Comprehensive income (loss) attributable to Annaly	1,149,315	948,104	104,455	354,504	176,573
Dividends on preferred stock (1)	42,387	41,127	37,260	37,157	38,704
Comprehensive income (loss) attributable to common stockholders	$1,106,928	$906,977	$67,195	$317,347	$137,869

(1) The quarter ended December 31, 2025 excludes, and the quarter ended September 30, 2025 includes, cumulative and undeclared dividends of $3.7 million on the Company's Series J Preferred Stock as of September 30, 2025.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data)
	For the years ended
	December 31, 2025	December 31, 2024(1)
	(unaudited)
Net interest income
Interest income	$5,959,205	$4,840,034
Interest expense	4,823,705	4,592,238
Net interest income	1,135,500	247,796
Net servicing income
Servicing and related income	579,592	485,406
Servicing and related expense	60,273	49,469
Net servicing income	519,319	435,937
Other income (loss)
Net gains (losses) on investments and other	1,745,670	(1,849,585)
Net gains (losses) on derivatives	(1,207,161)	2,269,301
Other, net	51,121	94,935
Total other income (loss)	589,630	514,651
General and administrative expenses
Compensation expense	151,552	130,403
Other general and administrative expenses	48,077	40,953
Total general and administrative expenses	199,629	171,356
Income (loss) before income taxes	2,044,820	1,027,028
Income taxes	(6,870)	15,260
Net income (loss)	2,051,690	1,011,768
Net income (loss) attributable to noncontrolling interests	24,428	9,862
Net income (loss) attributable to Annaly	2,027,262	1,001,906
Dividends on preferred stock	157,931	154,551
Net income (loss) available (related) to common stockholders	$1,869,331	$847,355
Net income (loss) per share available (related) to common stockholders
Basic	$2.92	$1.62
Diluted	$2.92	$1.62
Weighted average number of common shares outstanding
Basic	639,513,399	521,737,554
Diluted	641,042,741	522,747,610
Other comprehensive income (loss)
Net income (loss)	$2,051,690	$1,011,768
Unrealized gains (losses) on available-for-sale securities	386,709	(244,278)
Reclassification adjustment for net (gains) losses included in net income (loss)	142,407	561,996
Other comprehensive income (loss)	529,116	317,718
Comprehensive income (loss)	2,580,806	1,329,486
Comprehensive income (loss) attributable to noncontrolling interests	24,428	9,862
Comprehensive income (loss) attributable to Annaly	2,556,378	1,319,624
Dividends on preferred stock (1)	157,931	154,551
Comprehensive income (loss) attributable to common stockholders	$2,398,447	$1,165,073

(1) Derived from the audited consolidated financial statements at December 31, 2024.

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Key Financial Data
The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended December 31, 2025, September 30, 2025 and December 31, 2024:

	December 31, 2025	September 30, 2025	December 31, 2024
Portfolio related metrics
Fixed-rate Residential Securities as a percentage of total Residential Securities	99%	99%	98%
Adjustable-rate and floating-rate Residential Securities as a percentage of total Residential Securities	1%	1%	2%
Weighted average experienced CPR for the period	9.7%	8.6%	8.7%
Weighted average projected long-term CPR at period-end	10.8%	10.4%	8.6%
Liabilities and hedging metrics
Weighted average days to maturity on repurchase agreements outstanding at period-end	35	49	32
Hedge ratio (1)	90%	92%	100%
Weighted average pay rate on interest rate swaps at period-end (2)	3.15%	3.16%	3.11%
Weighted average receive rate on interest rate swaps at period-end (2)	3.92%	4.27%	4.50%
Weighted average net rate on interest rate swaps at period-end (2)	(0.77%)	(1.11%)	(1.39%)
GAAP leverage at period-end (3)	7.2:1	7.1:1	7.1:1
GAAP capital ratio at period-end (4)	11.9%	11.9%	12.3%
Performance related metrics
Book value per common share	$20.21	$19.25	$19.15
GAAP net income per average common share (5)	$1.40	$1.21	$0.78
Annualized GAAP return on average equity (6)	26.14%	23.69%	15.00%
Net interest margin (7)	1.18%	0.97%	0.75%
Average yield on interest earning assets (8)	5.42%	5.40%	5.36%
Average GAAP cost of interest bearing liabilities (9)	4.49%	4.73%	4.96%
Net interest spread	0.93%	0.67%	0.40%
Dividend declared per common share	$0.70	$0.70	$0.65
Annualized dividend yield (10)	12.52%	13.85%	14.21%
Non-GAAP metrics *
Earnings available for distribution per average common share (5)	$0.74	$0.73	$0.72
Annualized EAD return on average equity (excluding PAA)	14.28%	14.70%	14.27%
Economic leverage at period-end (3)	5.6:1	5.7:1	5.5:1
Economic capital ratio at period end (4)	14.9%	14.8%	14.8%
Net interest margin (excluding PAA) (7)	1.69%	1.70%	1.71%
Average yield on interest earning assets (excluding PAA) (8)	5.44%	5.46%	5.26%
Average economic cost of interest bearing liabilities (9)	3.95%	3.96%	3.79%
Net interest spread (excluding PAA)	1.49%	1.50%	1.47%
* Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1) Measures total notional balances of interest rate swaps, interest rate swaptions (excluding long receiver swaptions), futures and U.S. Treasury securities sold, not yet purchased, relative to repurchase agreements, other secured financing, cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.
(2) Excludes forward starting swaps.
(3) GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued, and U.S. Treasury securities sold, not yet purchased divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing, structured repurchase transactions (included within Debt issued by securitization vehicles) and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles (excluding structured repurchase transactions) and participations issued are non-recourse to us and are excluded from economic leverage.
(4) GAAP capital ratio is computed as total equity divided by total assets. Economic capital ratio is computed as total equity divided by total economic assets. Total economic assets include the implied market value of TBA derivatives and are net of debt issued by securitization vehicles (excluding structured repurchase transactions) and participations issued.
(5) Net of dividends on preferred stock. The quarter ended December 31, 2025 excludes, and the quarter ended September 30, 2025 includes, cumulative and undeclared dividends of $3.7 million on the Company's Series J Preferred Stock as of September 30, 2025.
(6) Annualized GAAP return on average equity annualizes realized and unrealized gains and (losses) which may not be indicative of full year performance, unannualized GAAP return on average equity is 6.53%, 5.92% and 3.75% for the quarters ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively.
(7) Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin does not include net interest component of interest rate swaps. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income less economic interest expense divided by the sum of average interest earning assets plus average TBA contract balances.
(8) Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(9) Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense, the net interest component of interest rate swaps, and net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statements of Comprehensive Income (Loss). Net interest on variation margin related to interest rate swaps is included in the Net interest component of interest rate swaps in the Company’s Consolidated Statements of Comprehensive Income (Loss).
(10) Based on the closing price of the Company’s common stock of $22.36, $20.21 and $18.30 at December 31, 2025, September 30, 2025 and December 31, 2024, respectively.

The following table contains additional information on our investment portfolio as of the dates presented:

	For the quarters ended
	December 31, 2025	September 30, 2025	December 31, 2024
Agency mortgage-backed securities	$89,628,654	$83,317,819	$67,434,068
Residential credit risk transfer securities	213,800	330,647	754,915
Non-agency mortgage-backed securities	1,445,176	1,414,259	1,493,186
Commercial mortgage-backed securities	—	—	74,278
Total securities	$91,287,630	$85,062,725	$69,756,447
Residential mortgage loans	$5,020,784	$4,008,299	$3,546,902
Total loans, net	$5,020,784	$4,008,299	$3,546,902
Mortgage servicing rights	$3,645,865	$3,476,181	$2,909,134
Interests in MSR	$28,626	$35,833	$—
Residential mortgage loans transferred or pledged to securitization vehicles	$32,067,433	$29,512,309	$21,973,188
Assets transferred or pledged to securitization vehicles	$32,067,433	$29,512,309	$21,973,188
Total investment portfolio	$132,050,338	$122,095,347	$98,185,671

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company provides the following non-GAAP measures:
•earnings available for distribution ("EAD");
•earnings available for distribution attributable to common stockholders;
•earnings available for distribution per average common share;
•annualized EAD return on average equity;
•economic leverage;
•economic capital ratio;
•interest income (excluding PAA);
•economic interest expense;
•economic net interest income (excluding PAA);
•average yield on interest earning assets (excluding PAA);
•average economic cost of interest bearing liabilities;
•net interest margin (excluding PAA); and
•net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as earnings available for distribution, or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.
These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure may be useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.
Earnings available for distribution, earnings available for distribution attributable to common stockholders, earnings available for distribution per average common share and annualized EAD return on average equity
The Company's principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. The Company generates net income by earning a net interest spread on its investment portfolio, which is a function of interest income from its investment portfolio less financing, hedging and operating costs.  Earnings available for distribution, which is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items), and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities is used by the Company's management and, the Company believes, used by analysts and investors to measure its progress in achieving its principal business objective.
The Company seeks to fulfill this objective through a variety of factors including portfolio construction, the degree of market risk exposure and related hedge profile, and the use and forms of leverage, all while operating within the parameters of the Company's capital allocation policy and risk governance framework.

The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss) and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. In addition, EAD serves as a useful indicator for investors in evaluating the Company's performance and ability to pay dividends. Annualized EAD return on average equity, which is calculated by dividing earnings available for distribution over average stockholders’ equity, provides investors with additional detail on the earnings available for distribution generated by the Company’s invested equity capital.
The following table presents a reconciliation of GAAP financial results to non-GAAP earnings available for distribution for the periods presented:

	For the quarters ended
	December 31, 2025	September 30, 2025	December 31, 2024
	(dollars in thousands, except per share data)
GAAP net income (loss)	$1,017,951	$843,063	$473,076
Adjustments to exclude reported realized and unrealized (gains) losses
Net (gains) losses on investments and other (1)	(288,630)	(560,957)	2,010,664
Net (gains) losses on derivatives (2)	(104,405)	284,199	(1,958,777)
Other adjustments
Amortization of intangibles	672	673	671
Non-EAD (income) loss allocated to equity method investments (3)	405	376	(652)
Transaction expenses and non-recurring items (4)	7,223	8,117	6,251
Income tax effect of non-EAD income (loss) items	(9,456)	(6,742)	5,594
TBA dollar roll income (5)	4,813	9,019	2,086
MSR amortization (6)	(77,955)	(72,081)	(64,497)
EAD attributable to noncontrolling interests	(4,027)	(4,175)	(2,114)
Premium amortization adjustment cost (benefit)	6,627	18,390	(25,287)
Earnings available for distribution *	553,218	519,882	447,015
Dividends on preferred stock (7)	42,387	41,127	38,704
Earnings available for distribution attributable to common stockholders *	$510,831	$478,755	$408,311
GAAP net income (loss) per average common share	$1.40	$1.21	$0.78
Earnings available for distribution per average common share *	$0.74	$0.73	$0.72
Annualized GAAP return (loss) on average equity (8)	26.14%	23.69%	15.00%
Annualized EAD return on average equity *	14.28%	14.70%	14.27%
* Represents a non-GAAP financial measure.
(1) Includes write-downs or recoveries on investments which are reported in Other, net in the Company's Consolidated Statements of Comprehensive Income (Loss).
(2) The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $147.4 million, $191.9 million and $256.9 million for the quarters ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively.
(3) The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other, net.
(4) Represents costs incurred in connection with securitizations of residential whole loans.
(5) TBA dollar roll income represents a component of Net gains (losses) on derivatives.
(6) MSR amortization utilizes purchase date cash flow assumptions and actual unpaid principal balances and is calculated as the difference between projected MSR yield income and net servicing income for the period.
(7) The quarter ended December 31, 2025 excludes, and the quarter ended September 30, 2025 includes, cumulative and undeclared dividends of $3.7 million on the Company's Series J Preferred Stock as of September 30, 2025.
(8) Annualized GAAP return (loss) on average equity annualizes realized and unrealized gains and (losses) which may not be indicative of full year performance, unannualized GAAP return (loss) on average equity is 6.53%, 5.92%, and 3.75% for the quarters ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively.

	For the years ended
	December 31, 2025	December 31, 2024
	(dollars in thousands, except per share data)
GAAP net income (loss)	$2,051,690	$1,011,768
Adjustments to exclude reported realized and unrealized (gains) losses
Net (gains) losses on investments and other (1)	(1,743,411)	1,849,607
Net (gains) losses on derivatives (2)	1,923,641	(1,066,394)
Other adjustments
Amortization of intangibles	2,690	2,690
Non-EAD (income) loss allocated to equity method investments (3)	525	506
Transaction expenses and non-recurring items (4)	27,828	20,283
Income tax effect of non-EAD income (loss) items	(7,840)	3,444
TBA dollar roll income (5)	32,359	2,815
MSR amortization (6)	(281,273)	(233,698)
EAD attributable to noncontrolling interests	(14,797)	(12,155)
Premium amortization adjustment cost (benefit)	33,451	(14,241)
Earnings available for distribution *	2,024,863	1,564,625
Dividends on preferred stock	157,931	154,551
Earnings available for distribution attributable to common stockholders *	$1,866,932	$1,410,074
GAAP net income (loss) per average common share	$2.92	$1.62
Earnings available for distribution per average common share *	$2.92	$2.70
Annualized GAAP return (loss) on average equity	14.57%	8.53%
Annualized EAD return on average equity *	14.47%	13.28%
* Represents a non-GAAP financial measure.
(1) Includes write-downs or recoveries on investments which are reported in Other, net in the Company's Consolidated Statements of Comprehensive Income (Loss).
(2) The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $716.5 million and $1.2 billion for the years ended December 31, 2025 and 2024, respectively.
(3) The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other, net.
(4) Includes costs incurred in connection with securitizations of residential whole loans.
(5) TBA dollar roll income represents a component of Net gains (losses) on other derivatives and financial instruments.
(6) MSR amortization utilizes purchase date cash flow assumptions and actual unpaid principal balances and is calculated as the difference between projected MSR yield income and net servicing income for the period.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the "drop". The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.
TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value in Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives.
TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss).
Premium Amortization Expense
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, multifamily and reverse mortgages, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.
The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.
The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Securities portfolio and residential securities transferred or pledged to securitization vehicles, for the quarters ended December 31, 2025, September 30, 2025 and December 31, 2024:

	For the quarters ended
	December 31, 2025	September 30, 2025	December 31, 2024
	(dollars in thousands)
Premium amortization expense (accretion)	$41,367	$36,719	$8,196
Less: PAA cost (benefit)	6,627	18,390	(25,287)
Premium amortization expense (excluding PAA)	$34,740	$18,329	$33,483

Economic leverage and economic capital ratios
The Company uses capital coupled with borrowed funds to invest primarily in real estate related investments, earning the spread between the yield on its assets and the cost of its borrowings and hedging activities. The Company’s capital structure is designed to offer an efficient complement of funding sources to generate positive risk-adjusted returns for its stockholders while maintaining appropriate liquidity to support its business and meet the Company’s financial obligations under periods of market stress. To maintain its desired capital profile, the Company utilizes a mix of debt and equity funding. Debt funding may include the use of repurchase agreements, loans, securitizations, participations issued, lines of credit, asset backed lending facilities, corporate bond issuance, convertible bonds or other liabilities. Equity capital primarily consists of common and preferred stock.
The Company’s economic leverage ratio is computed as the sum of recourse debt, cost basis of TBA derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing, structured repurchase transactions (included within Debt issued by securitization vehicles) and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles (excluding structured repurchase transactions) and participations issued are non-recourse to us and are excluded from economic leverage.
The following table presents a reconciliation of GAAP debt to economic debt for purposes of calculating the Company’s economic leverage ratio for the periods presented:

	As of
	December 31, 2025	September 30, 2025	December 31, 2024
Economic leverage ratio reconciliation	(dollars in thousands)
Repurchase agreements	$81,865,723	$75,118,963	$65,688,923
Other secured financing	1,075,000	1,025,000	750,000
Debt issued by securitization vehicles	28,918,753	26,601,790	19,540,678
Participations issued	1,932,655	1,831,657	1,154,816
U.S Treasury securities sold, not yet purchased	2,396,724	2,442,570	2,470,629
Total GAAP debt	$116,188,855	$107,019,980	$89,605,046
Less Non-recourse debt:
Debt issued by securitization vehicles (1)	$(28,651,989)	$(26,601,790)	$(19,540,678)
Participations issued	(1,932,655)	(1,831,657)	(1,154,816)
Total recourse debt	$85,604,211	$78,586,533	$68,909,552
Plus / (Less):
Cost basis of TBA derivatives	$3,252,601	$3,981,439	$3,158,058
Payable for unsettled trades	2,059,386	2,604,278	308,282
Receivable for unsettled trades	(1,031)	(185,916)	(2,201,447)
Economic debt *	$90,915,167	$84,986,334	$70,174,445
Total equity	$16,159,911	$14,996,579	$12,696,952
Economic leverage ratio *	5.6:1	5.7:1	5.5:1

* Represents a non-GAAP financial measure. (1) Non-recourse debt excludes debt issued by securitization vehicles related to structured repurchase transactions.

The following table presents a reconciliation of GAAP total assets to economic total assets for purposes of calculating the Company’s economic capital ratio for the periods presented:

	As of
	December 31, 2025	September 30, 2025	December 31, 2024
Economic capital ratio reconciliation	(dollars in thousands)
Total GAAP assets	$135,609,838	$125,861,572	$103,556,384
Less:
Gross unrealized gains on TBA derivatives (1)	(17,648)	(24,074)	(8,635)
Debt issued by securitization vehicles (2)	(28,651,989)	(26,601,790)	(19,540,678)
Participations issued	(1,932,655)	(1,831,657)	(1,154,816)
Plus:
Implied market value of TBA derivatives	3,257,086	3,991,915	3,136,154
Total economic assets *	$108,264,632	$101,395,966	$85,988,409
Total equity	$16,159,911	$14,996,579	$12,696,952
Economic capital ratio *	14.9%	14.8%	14.8%

* Represents a non-GAAP financial measure.
(1) Included in Derivative assets in the Company’s Consolidated Statements of Financial Condition.
(2) Excludes debt issued by securitization vehicles related to structured repurchase transactions.

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities, multifamily and reverse mortgages), which can obscure underlying trends in the performance of the portfolio.
Economic interest expense includes GAAP interest expense, the net interest component of interest rate swaps (which includes net interest on variation margin related to interest rate swaps) and net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statements of Comprehensive Income (Loss). The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the net interest component of interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy. The Company may use market agreed coupon ("MAC") interest rate swaps in which the Company may receive or make a payment at the time of entering into such interest rate swap to compensate for the off-market nature of such interest rate swap. In accordance with GAAP, upfront payments associated with MAC interest rate swaps are not reflected in the net interest component of interest rate swaps in the Company's Consolidated Statements of Comprehensive Income (Loss).
Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	December 31, 2025	September 30, 2025	December 31, 2024
Interest income (excluding PAA) reconciliation	(dollars in thousands)
GAAP interest income	$1,690,707	$1,532,497	$1,338,880
Premium amortization adjustment	6,627	18,390	(25,287)
Interest income (excluding PAA) *	$1,697,334	$1,550,887	$1,313,593
Economic interest expense reconciliation
GAAP interest expense	$1,324,128	$1,256,747	$1,151,592
Add:
Net interest component of interest rate swaps and net interest on initial margin related to interest rate swaps (1)	(159,973)	(205,030)	(272,305)
Economic interest expense *	$1,164,155	$1,051,717	$879,287
Economic net interest income (excluding PAA) reconciliation
Interest income (excluding PAA) *	$1,697,334	$1,550,887	$1,313,593
Less:
Economic interest expense *	1,164,155	1,051,717	879,287
Economic net interest income (excluding PAA) *	$533,179	$499,170	$434,306

* Represents a non-GAAP financial measure.
(1) Interest on initial margin related to interest rate swaps is reported in Other, net in the Company’s Consolidated Statements of Comprehensive Income (Loss).

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA), net interest margin (excluding PAA) and average economic cost of interest bearing liabilities
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average economic cost of interest bearing liabilities, which represents annualized economic interest expense divided by average interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of interest income (excluding PAA) plus TBA dollar roll income less economic interest expense divided by the sum of average interest earning assets plus average TBA contract balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.
Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	December 31, 2025	September 30, 2025	December 31, 2024
Economic metrics (excluding PAA)	(dollars in thousands)
Average interest earning assets	$124,781,771	$113,522,223	$99,876,810
Interest income (excluding PAA) *	$1,697,334	$1,550,887	$1,313,593
Average yield on interest earning assets (excluding PAA) *	5.44%	5.46%	5.26%
Average interest bearing liabilities	$115,319,739	$103,994,302	$90,773,953
Economic interest expense *	$1,164,155	$1,051,717	$879,287
Average economic cost of interest bearing liabilities *	3.95%	3.96%	3.79%
Economic net interest income (excluding PAA) *	$533,179	$499,170	$434,306
Net interest spread (excluding PAA) *	1.49%	1.50%	1.47%
Interest income (excluding PAA) *	$1,697,334	$1,550,887	$1,313,593
TBA dollar roll income	4,813	9,019	2,086
Economic interest expense *	(1,164,155)	(1,051,717)	(879,287)
Subtotal	$537,992	$508,189	$436,392
Average interest earnings assets	$124,781,771	$113,522,223	$99,876,810
Average TBA contract balances	2,182,985	6,356,708	2,013,666
Subtotal	$126,964,756	$119,878,931	$101,890,476
Net interest margin (excluding PAA) *	1.69%	1.70%	1.71%
* Represents a non-GAAP financial measure.